As filed with the Securities and Exchange Commission on December 11, 2001
                                              Registration Statement No.
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                      Moneyflow Systems International Inc.

           Nevada                                               52-2325923
           ------                                               ----------
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                           Identification Number)

5508 - First Street SE, Unit 3, Bldg. F, Calgary, Alberta T2H 2W9 (403) 319-0236
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

        5508 - First Street SE, Unit 3, Bldg. F, Calgary, Alberta T2H 2W9
        -----------------------------------------------------------------
                    (Address of principal place of business)

                            Harold Schultz, President
                      Moneyflow Systems International Inc.
                     5508 - First Street SE, Unit 3, Bldg. F
                            Calgary, Alberta T2H 2W9
                                 (403) 319-0236
           (Name, address and telephone number of agent for service)
                                with copies to:
                             Claudia J. Zaman, Esq.
                          21800 Oxnard Street Suite 440
                        Woodland Hills, California 91367
                                 (818) 598-6774

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement of the earlier registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE

Title of each                        Proposed        Proposed      Amount of
class of             Amount to be    offering        aggregate    registration
securities            registered      price(1)     offering price     fee

Common stock           2,000,000       $0.25         $  500,000     $125.00
Common stock(2)        6,481,000       $0.25         $1,620,250     $405.06
                      ----------                     ----------     -------
                       8,481,000                     $2,120,250     $530.06

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)Represents common stock to be registered on behalf of selling security holders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 PRELIMINARY PROSPECTUS DATED DECEMBER 11, 2001
                              SUBJECT TO COMPLETION

                   Up to a maximum of 2,000,000 common shares
                    6,481,000 common shares being registered
                      on behalf of selling security holders

                      Moneyflow Systems International Inc.

      We are registering shares of our common stock for future possible issuances, preferably in connection with proposed business acquisitions that we may make in the future or in sales to the public. We do not anticipate receiving any funds from the issuance of these common shares if issued in connection with proposed business acquisitions but rather anticipate that we will acquire businesses and/or assets operating in the same general industry in which we operate. If we decide to sell some or all of these shares to the public, we will update this registration statement to disclose the terms of any such sales as well as the intended use of proceeds from those sales.

      We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders. The Securities and Exchange Commission may deem each selling security holder an underwriter under the Securities Act of 1933.

      Our common stock does not trade. We have applied for the quotation of our common stock on the NASD OTC Electronic Bulletin Board.

      This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

      Neither the Securities and Exchange Commission nor state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                 The date of the prospectus is December 11, 2001

MONEYFLOW INTERNATIONAL SYSTEMS INC.                                  PROSPECTUS

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you need to make an investment decision.

You should rely on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             5
RISK FACTORS                                                                   6
AVAILABLE INFORMATION                                                         10
SELLING SECURITY HOLDERS                                                      10
TERMS OF THE OFFERING                                                         12
SOURCE AND USE OF PROCEEDS                                                    14
DILUTION                                                                      14
OUR COMPANY                                                                   15
BUSINESS ACTIVITIES                                                           15
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION                                                     19
     Trends and Uncertainties
     Capital and Source of Liquidity
     Results of Operations
MANAGEMENT                                                                    22
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                                                          23
PRINCIPAL SHAREHOLDERS                                                        24
SHARES ELIGIBLE FOR FUTURE SALE                                               25
MARKET FOR REGISTRANT'S COMMON EQUITY                                         26
DESCRIPTION OF SECURITIES                                                     27
LEGAL MATTERS                                                                 27
LEGAL PROCEEDINGS                                                             27
EXPERTS                                                                       27
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        28
ADDITIONAL INFORMATION                                                        28


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

                               PROSPECTUS SUMMARY

The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred.

                      Moneyflow Systems International Inc.

Through its wholly-owned subsidiary, Security Bancorp Inc. (SBI), an Alberta corporation, Moneyflow Systems International Inc.'s business is to supply, install, maintain and manage electronic financial transaction (EFT) terminals, e.g. Automated Teller Machines (ATMS), and Point of Sale terminals (POS) terminals which are placed on the premises of property owners and businesses to facilitate the convenient dispensing of cash, purchase payment systems and other services to consumers.

                                  The Offering

The Offering                                Moneyflow is registering up to
                                            2,000,000 common shares to be
                                            issued in the future, most likely
                                            in connection with proposed
                                            business combinations or for
                                            possible sale to investors in the
                                            future.  There is no minimum
                                            investment and no minimum offering
                                            amount.

Common shares outstanding                   18,037,000
prior to this offering

Common shares to be outstanding             20,037,000
after offering

Percent of common shares owned by
current shareholders after maximum
offering                                    90.02%

Gross proceeds after maximum offering       Not applicable at this time.

Use of proceeds from sale of
      common shares                         Not applicable at this time.

Resales by Selling Shareholders             We are registering common shares
                                            on behalf of selling security
                                            holders. We will not receive any
                                            cash or other proceeds from the
                                            selling security holders' sale
                                            of their common shares. We are
                                            not selling any common shares on
                                            behalf of selling security
                                            holders. We have no control or
                                            affect on these selling security
                                            holders. See "Selling Security
                                            Holders."

Market For the Common Stock                Prior to the date of this prospectus,
                                           we have had no trading market for our
                                           common stock.   We have applied for
                                           the quotation of our common stock on
                                           the OTC Electronic Bulletin Board.
                                           We cannot offer assurance that the
                                           NASD will quote our common stock,
                                           that an active trading and/or a
                                           liquid market will develop or, if
                                           developed, that it will be
                                           maintained.  See "Risk Factors" and
                                           "Market Listing."


Risk Factors                               An investment in MoneyFlow has
                                           material risks such as uncertainty of
                                           future financial results, liquidity
                                           dependent on additional capital and
                                           debt financing and risks related to
                                           our operations, in connection with
                                           the purchase of the securities. See
                                           "Risk  Factors."

Absence of Dividends; Dividend Policy      We do not currently intend to pay
                                           regular cash dividends on our common
                                           stock.  Our Board of Directors will
                                           review this policy from time to time
                                           in light of, among other things, our
                                           earnings and financial position.  We
                                           do not anticipate paying dividends on
                                           our common stock in the foreseeable
                                           future.  See "Risk Factors."

Transfer Agent                             Our transfer agent is Transfer
                                           Online, Inc.

                                  RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following risks relating to our business and our common stock, together with other information described elsewhere in this prospectus. If any of the following risks actually occur, our business could be materially affected, the trading price of our common stock could decline, and you might lose all or part of your investment. The risks and uncertainties described below are, however, not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also impair our operations.

                                 Our Operations

Although our management has a great of experience and our subsidiary has been operating profitably, management may not continue to run the company in a profitable manner in the future and you may lose your entire investment.

      Our management has limited experience in the conduct of an American public corporation. Compared to other companies, we have limited managerial, administrative and technical personnel. See "Management". We may not run the company in a profitable manner in the future and you may lose your entire investment.

The demand for our services may decline or we may lose operating locations.

      Our success has been due to having been able to place ATMS in areas with a high demand for such machines. If MoneyFlow were to lose some or all of these lucrative locations or if demand for the accessibility and convenience of these machines declines, MoneyFlow's revenues may significantly decline. Our sales could decrease in the event of significant or sustained price discounting in the industry.

If we have to comply with any new government regulations, we may have to spend large amounts of resources to meet these new regulations.

      In Canada, our services currently comply with or are exempt from regulation of the Canadian government. In the event the regulations change or new laws or regulations are enacted, our financial resources could decrease due to costs involved in complying with any new regulation.

We depend upon third parties to market and sell most of our systems.

      We rely significantly on independent sales agents to market and sell the ATMS and POS machines. If these independent agents were to go to work for any of our competitors, it could adversely affect our future operations. Our agreements with our sales agreements are generally short-term and can be canceled by the agents without significant financial consequence.

Our need for additional financing is uncertain as is our ability to raise further financing, if required.

      We currently anticipate that our available cash resources combined

Our success depends on our ability to hire and retain management personnel.

      Our success also depends on our ability to hire and retain skilled operating, marketing, technical, financial and marketing personnel. We may not offer salaries or benefits that are competitive with those offered by our competitors, which may have significantly more resources than we have. We may not succeed in hiring and retaining such personnel. At present, we operate with three full-time employees. The loss of these employees would be difficult for us and we may not be able to hire satisfactory employees to replace these employees or upon terms and conditions comparable to what we presently pay our employees. We do not have employment contracts with these employees although we may enter into contracts in the future.

      Our operations are not diversified and we will not have the benefit of reducing our financial risks by relying on other revenues.

      We are engaged in the business of supplying, installing, maintaining and managing electronic financial transaction (EFT) terminals commonly referred to as Automated Teller Machines and Point of Sale terminals which are placed on the premises of property owners and businesses to facilitate the convenient dispensing of cash, purchase payment systems and other services to consumers. As a result, our financial viability will depends exclusively on our ability to generate revenues from our operations. We will not have the benefit of reducing our financial risks by relying on revenues derived from other operations.

                                 Our Securities

We arbitrarily determined the sales price of the common shares and the sale price may not indicate the actual fair market value of the common shares.

      Our management arbitrarily determined the sales price for the common shares offered hereby. The offering price is not based on our assets, book value, or earnings. Accordingly, the offering price should not be construed as reflecting the book value of the common stock.

The principal shareholders control the common shares of Moneyflow and they will be able to elect all of the directors.

      Currently 11,556,000 common shares are controlled by the officers, directors and principal shareholders who will have more than 58% of our outstanding stock if this offering is fully sold. They are in a position to elect all of our Directors. Our Directors, in turn, appoint all of our executive officers. These individuals, directly or indirectly, will be able to control all of our affairs. It is possible that your interests will not be the same as those of the principal shareholders.

If our common stock has no active trading market, you may not be able to sell your common shares easily.

      Our common shares do not presently trade although we have applied for listing on the OTC Electronic Bulletin Board. If and when we are approved for the OTC Bulletin Board, there can be no assurance that our stock will have an active trading market. We cannot be assured that a trading market will ever develop. If no market develops, you may not be able to sell your common shares easily, if at all.

It is likely that you will not receive dividends on your common shares due to dividend and redemption provisions of Nevada law.

      We are prohibited by Nevada law from paying any dividends or redeeming any of our capital stock if we do not have retained earnings or capital surplus equal to the amount of the proposed dividend or redemption payment. Because of these restrictions, we cannot be assured that we will be able to pay any dividends. Moneyflow intends to retain earnings, if any, for the foreseeable future to fund the development and growth of the business.

We do not meet the requirements for our stock to be quoted on NASDAQ and it will be more difficult for you to sell your common shares.

      We have applied for the quotation of our common shares on the OTC Bulletin Board and may in the future apply for listing on NASDAQ upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, we will not meet the requirements for a NASDAQ listing. Until we obtain a listing on NASDAQ, if ever, our securities will be covered by a rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).

      For transactions covered by the rule, the broker-dealer must give all investors in penny stocks

      - a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934;
      - make a special suitability determination of the purchaser, and
      - have received the purchaser's written agreement to the transaction prior to the sale.

      In order to approve a person's account for transactions in penny stock, the broker or dealer must

- (1) obtain information concerning the person's financial situation, investment experience and investment objectives;
- (2) reasonably determine, based on the information required by paragraph
      (1) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and
- (3) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph
      (2) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (2) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

      A penny stock means any equity security other than a security:

- (1) registered, or approved for registration on notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
- (2) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;
- (3) that has a price of five dollars or more or . . .
- (4) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person.

      Consequently, broker-dealers may be unable to sell our securities and also you may be unable to sell your common shares easily in the secondary market. See "Market for Registrant's Common Equity and Related Stockholder Matters - Broker-Dealer Sales of Company's Securities."

                           FORWARD LOOKING STATEMENTS

      Certain statements in this prospectus constitute forward-looking statements within the meaning of Regulation Section 27A of the Securities Act and Regulation Section 21E of the Exchange Act. These statements include, but are not limited to, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although we believe that the expectations reflected in these statements are reasonable, we can give no assurance that such expectations will prove to be correct.

      Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, estimate and similar expressions, which by their nature refer to future events. We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to our ability to be able to continue our projected growth or be able to fully implement its various business strategies.

                              AVAILABLE INFORMATION

      Moneyflow has filed with the Securities and Exchange Commission a registration statement including all amendments and required exhibits (the "Registration Statement") under the Act with respect to the securities offered by Moneyflow. This prospectus does not contain all of the information set forth in the registration statement.

      Certain parts of the registration statement are omitted pursuant to the rules and regulations of the Commission. For further information with respect to Moneyflow and the securities offered by Moneyflow, shareholders should examine the registration statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

      Moneyflow will voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

      Moneyflow will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Harold Schultz at Moneyflow.

      The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

                            SELLING SECURITY HOLDERS

      Moneyflow, through its officers and directors, may sell our securities in a direct participation self-underwritten offering at the same time as the selling security holders will be selling their registered shares. Four shareholders that are participating as a selling security holders have entered into agreements limiting their ability to sell their shares. Moneyflow is not selling any common shares on behalf of selling security holders and has no control or affect on the 6,481,000 common shares which are not restricted under any lock-up agreement. The offering of securities by these selling security holders will occur regardless of the outcome of the issuance of shares in the future by Moneyflow.


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

      The demand for Moneyflow's common stock may be decreased due to the common shares being sold in the secondary offering by the selling security holders.

      We are not selling any common shares on behalf of selling security holders and have no control or affect on the sale of common shares by these selling security holders which are not subject to any lock-up agreement.

      The selling security holders may sell their common shares in one or more transactions (which may include "block" transactions in the over-the-counter market), in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. - The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both. The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

      The offering by selling security holders will terminate on or before March 7, 2002. In Moneyflow's sole discretion, the offering of common shares by selling security holders may be extended for up to three thirty day periods, but in no event later than June 7, 2002.

      On behalf of the selling security holders, we are registering 6,481,000 common shares currently outstanding. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name and Amount            Total Number  % Owned       Number of     % Owned
Being Registered               Owned     Prior to     Shares Owned     After
                             Currently   Offering    After Offering   Offering

Dan Forigo                    678,750      3.76%            0            0
Blaine Ruzycki                678,750      3.76%            0            0
Nola Ruzycki                  678,750      3.76%            0            0
Michelle Balic                678,750      3.76%            0            0
Herstmonceaux Capital         642,500      3.56%            0            0
RJ Drewitt                    642,500      3.56%            0            0
James W. Beckerleg            611,000      3.39%            0            0
James H. Coleman              611,000      3.39%            0            0
John F. Kearney               611,000      3.39%            0            0
M. Dennis Ryan                305,500      1.69%            0            0
Daniel F. Gallivan            305,500      1.69%            0            0
Allan Wainwright                1,000         *             0            0
Karla McDougall                 1,000         *             0            0
Katheryne McDougall             1,000         *             0            0
Pat McDougall                   1,000         *             0            0
Alfred Bageya                   1,000         *             0            0

Allison Schultz                 1,000         *             0            0
Brian Taylor                    1,000         *             0            0
Carolyn Steers                  1,000         *             0            0
Chandra Mazuryk                 1,000         *             0            0
Cheryl Reinholdt                1,000         *             0            0
David Faria                     1,000         *             0            0
Doug Thomas                     1,000         *             0            0
Lorie Falconer                  1,000         *             0            0
Gail Farnsworth                 1,000         *             0            0
Garth Colpitts                  1,000         *             0            0
Gertie Roither                  1,000         *             0            0
Howard English                  1,000         *             0            0
James Thompson                  1,000         *             0            0
Joanne Scott                    1,000         *             0            0
Karen Faria                     1,000         *             0            0
Lisa Wintrip                    1,000         *             0            0
Nick Woywitka                   1,000         *             0            0
Bee Woywitka                    1,000         *             0            0
Sue Thomas                      1,000         *             0            0
Tom Bradley                     1,000         *             0            0
Tom Waiton                      1,000         *             0            0
Jerry Szczur                    1,000         *             0            0
Eric Lo                         1,000         *             0            0
Kirstin Aikins                  1,000         *             0            0
Rody Lee                        1,000         *             0            0
Presten Wetch                   1,000         *             0            0
May Yung                        1,000         *             0            0
Albert Yung                     1,000         *             0            0
Gregory B. Welch                1,000         *             0            0
Silvio Forigo                   1,000         *             0            0
Norman E. Welch                 1,000         *             0            0
James P. Yaworski               1,000         *             0            0

* Less than .01%

      We are not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered common shares of Moneyflow to their respective outstanding shareholders or partners.

      We are not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

      We will receive no portion of the proceeds from the sale of the common shares by the selling shareholder and will bear all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be paid by the selling security holders.

                              TERMS OF THE OFFERING

      Plan of Distribution. Moneyflow is hereby registering up to 2,000,000 common shares at an anticipated purchase price of $.25 per common share. We may either sell these shares to the public or use these shares to acquire additional businesses or assets or both. If we sell any of the shares being registered, we shall offer the common shares on a "direct participation" basis by our officers and directors and possibly selected broker-dealers. The officer and director who shall sell the offering on our behalf is Harold F. Schultz. He will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell Moneyflow's securities. No sales commission will be paid for common shares sold by Moneyflow. Selected broker-dealers shall receive a sales commission of up to 10% for any common shares sold by them. Moneyflow reserves the right to withdraw, cancel or reject an offer in whole or in part. The common shares offered hereby will not be sold to insiders, control persons, or affiliates of our company.

      We have made no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of our securities. When, in the future, assuming such participation develops, the registration statement will be amended to identify such persons.

      The selling security holders may sell the common shares offered hereby in one or more transactions (which may include "block" transactions) in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling security holders may effect such transactions by selling the Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they my act as agent or to whom they may sell as principals, or both. The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

      Moneyflow is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Moneyflow to their respective outstanding shareholders or partners.

      Moneyflow is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

      Moneyflow will receive no portion of the proceeds from the sale of the common shares by the selling shareholder and will pay all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be paid by the selling security holders.

Offering Period. The offering by Moneyflow and selling security holders will terminate on or before March 7, 2002. In Moneyflow's sole discretion, we can extend the offering of common shares for up to three thirty day periods, but in no event later than June 7, 2002.

                           SOURCE AND USE OF PROCEEDS

      Since the Company anticipates using the shares being registered to acquire other businesses and assets, the Company does not anticipate receiving any proceeds from the 2,000,000 shares being registered on its behalf. In the event that Moneyflow does decide to sell some or all of these shares to the public, it shall update this registration statement to include information concerning the terms of any proposed sale and the anticipated use of proceeds. At the present time, should we sell any of these shares, the proceeds would be used for working capital and general corporate purposes.

      We will not receive any cash proceeds from the sale of common shares by the selling security holders.

                                    DILUTION

Dilution. Common shares outstanding will be a total of 20,037,000. The following table illustrates the per share dilution as of the date of this prospectus, which investors may experience if we reach the various levels listed below.

                                                         $500,000      $250,000
                                                          Raised        Raised
                                                         --------      --------
Offering price                                           $   1.00      $   1.00

Net tangible book value per
  share before offering                                       .02           .02

Increase per share
attributable to investors                                     .25           .25
                                                         --------      --------
Pro Forma net tangible
book value per common
  share after offering                                        .05           .04
                                                         --------      --------

Dilution to investors                                         .20           .21

Dilution as a percent of
offering price                                                 80%           84%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. We do not currently have any plans, arrangements or commitments regarding any private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering. See "Sales of Stock Pursuant to Rule 144."

                                   OUR COMPANY

      Moneyflow Systems International, Inc. ("Moneyflow") was incorporated on April 25, 2001 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Security Bancorp Inc. ("SBI"), our wholly owned subsidiary, was organized on August 3, 1992 in Alberta, Canada and was inactive until January 5, 1999 when it changed its name to Security Bancorp Inc. and began operations under the name Ca$h Station(TM). In July, 2001, SBI and Moneyflow approved a share exchange agreement whereby Moneyflow issued 14,000,000 shares of its common stock in exchange for 100% of the issued and outstanding shares of SBI. In connection with this agreement, SBI became a wholly owned subsidiary of Moneyflow.

      Moneyflow's principal offices are located at 5508 - First Street SE, Unit 3, Bldg. F, Calgary, Alberta T2H 2W9, telephone number (403) 319-0236. These offices consist of 1,200 square feet on a lease that runs through July 31, 2002. The monthly rental fee is US$750 plus taxes and operating costs. Management believes that its facilities are sufficient for its operations at the present time.

Employees. We currently have three full-time employees. We have also engaged consultants to assist us in our operations. At the present time, we have approximately 20 independent sales agents assisting us.

Government Regulations. At the present time, there are no pervasive regulations of our business.

                               BUSINESS ACTIVITIES

      In 1997, a significant regulatory change took place within the Canadian Banking and Financial industry sectors. The banks and other financial institutions were required to give up their proprietary control of placement of Automated Teller Machines (ATMs). A similar deregulation occurred in the Point of Sale (POS) terminal business. These changes mean that businesses other than financial institutions are now able to deploy, maintain and manage EFT equipment and the resulting financial transactions.

      As part of these regulatory changes, SBI was able to commence operations in the ATM industry. In May, 1999, SBI placed its first ATM machine. SBI has been successful in supplying, installing, maintaining and managing ATM machines which its places on the premises of property owners and businesses for the purpose and convenience of dispensing cash and other services. SBI currently operates over 185 ATM Terminals in five Canadian Provinces and recently increased its national force of independent distributors to 20. SBI is a member of the Automated Teller Machine Industry Association (ATMIA) which serves the industry in Canada and the United States. SBI has placed ATMs in convenience stores, grocery stores, service stations, hotels, motels, hospitals, night clubs, casinos, restaurants, truck stores, airports and many other locations. SBI's ATMs accept VISA, Mastercard, Interac, Maestro, Cirrus, Circuit and American Express (Canada).

The Financial Transaction Industry

      Interac Association is a national Canadian organization linking enterprises that have proprietary networks to communicate with each other for the purpose of exchanging electronic financial transactions. The Association was founded in 1984 by five financial institutions. As of March, 2001, Interac had 93 member organizations and membership continues to expand. Through SBI's connection services and software licensing agreements with TCS Canada Ltd., a direct acquirer to Interac, SBI is an indirect acquirer to Interac.

      Interac Association is the organization responsible for the development of a national network of two shared electronic financial services: Interac Shared Cash Dispensing Service (SCD) at Automated Banking Machines (ABMs), and Interac Direct Payment Services (IDP), or POS, Canada's national debit service.

      In a 1997 market study, the Interac Association found that in Canada alone there are 18 million ABM cardholders, with that number continuing to grow. It is generally accepted that the US market is ten times the size of the Canadian market. The same report indicated that 68% of ATM cardholders use their card for purchases and cash withdrawal at least once each week. Interac reports that there were, at the time, 20,960 ATM's operating in Canada with room to at least double that number before approaching market penetration.

The Benefits of Private ATM's and POS Terminals

      Due to new laws enacted to deregulate the banking industry and provide competition, private ownership of ATM and POS terminals can be a profitable business. The benefits to the owner of the ATM and the business where the ATM is located are:

      The owner of the ATM and POS terminal and the location operator each collect a portion of the transaction fees.

      The business owner increases traffic and spending in his/her place of business, which contributes to profitability, increased customer satisfaction and loyalty.

      Technology is rapidly developing which will allow the ATM and POS terminal to be part of business loyalty and other advertising programs, contributing further to revenue and profitability of both parties. Loyalty advertising is rapidly becoming the preferred way for businesses to spend their advertising dollars.

      Owning ATM and POS terminals provides cash flow and no delinquent receivables.

The Current Stage of Corporate Development

      As of November 1, 2001, SBI had placed and holds under management 185 ATMs across Canada, primarily in the provinces of Ontario, Alberta and Saskatchewan. SBI is also building a presence in British Columbia and the remaining Canadian Provinces. SBI currently has a website located at http://www.securitybancorpinc.com. SBI operates its ATMs under the name of Cash Station(TM).

      In April and June of 2001, SBI sold 55 of its company-owned ATMs to investors. SBI still manages these ATMs for the investors and receives a portion of the transaction fees for its services. These sales injected USD $354,000 into SBI. A portion of these funds was used to pay for the costs of new licensing agreements and POS equipment. This facilitated the launch of the Company's POS business - a newly deregulated area of the financial transaction industry. SBI was also able, because of these sales, to retire its bank debt. Currently, SBI has little debt, has positive cash flow and is profitable.

      In March, 1999, SBI entered into a connection services and software licensing agreement with TCS Canada Ltd. to facilitate ATM financial transactions. In April 1999, SBI entered into a Domestic Sales/Maintenance Representative Distributor Agreement with Triton Canada to distribute their ATMs. In June, 1999, SBI officially launched its ATM sales, service and management operations.

      In July, 2001, SBI entered into a POS Connection Services and Software Licensing agreement with TCS Canada Ltd., enabling SBI to provide electronic transaction solutions for the POS and Interac Direct Payment (IDP) market. In July, 2001, SBI entered into a distribution agreement with Hypercom Corporation, a leading manufacturer of financial transaction hardware and software. In addition, SBI has recently placed its first order for POS terminals with Hypercom. The first of these POS terminals was deployed in late September, 2001. It is anticipated that the POS market demand will be significant.

      These agreements enabled SBI to acquire, sell, service and manage ATM and POS terminals and related financial transactions. SBI plans to develop relationships with more than one major manufacturer/supplier of POS terminals. This will provide broader product selection and reduce SBI's dependency on one particular supplier.

      In July, 2001, Moneyflow entered into a Consulting Agreement with Dan Forigo, Blaine Ruzycki and others of Calgary, Alberta Canada. The Consultants will provide services to Moneyflow relating to the construction of an interactive multimedia CD - ROM, e-mail distribution of corporate information, construction of a corporate information package, fax-out facilities, as well as television, radio and web casting and market awareness campaigns.

      In July, 2001, Moneyflow entered into a consulting agreement with Herstmonceux Capital and R.J. Drewitt, both of whom are located in the United Kingdom. These consultants will perform international business development services for Moneyflow, identifying UK and European opportunities in the EFT business.

Growth Strategy and Market Niche

      Moneyflow's plan is to capture immediate growth in the EFT market as follows:

Short Term

- To pursue sufficient capital funding to support ongoing strategies and requirements
-     The purchase and placement of 200 ATMs over the next 18 months.
- To obtain adequate ongoing financing for growth in leasing and purchasing contracts.

Long Term

-     Acquisition of existing ATM networks owned by others (asset acquisition).
-     To expand and improve its marketing efforts.
- To expand its independent distribution sales force to provide uniform geographic coverage in Canada.
- To source potential merger/amalgamation candidates, identify and participate in joint ventures and strategic alliances with industry partners.
- To engage in new product development through technology acquisition, strategic alliances and joint venture opportunities.

      The table below represents the anticipated growth of ATM systems in operation over time and does not include any asset acquisitions.

2001                 195 Units
2002                 291 Units
2003                 387 Units
2004                 507 Units

The ATM & POS Markets

      Moneyflow is a participant in one of the fastest growing economic sector in North America. In Canada, cash and IDP (Interac Direct Payment) are the two preferred ways for Canadians to pay for the things they buy. In 1999, cash was used to pay for 39% of purchases, IDP was used for 38% of purchases and credit was used for 19% of purchases, representing 96% of all Canadian purchases. Moneyflow is positioned to take advantage of these trends through its growing network of ATM's and through new opportunities in the IDP payment methods through its POS network.

Automated Teller Machines (ATMs)

      In 1996 and 1997, deregulation of the banking system in Canada and the United States provided an opportunity for private investors and businesses to own, place, operate and collect transaction fees from customers for providing the convenience of a bank machine on their premises. In the United States, private investors were placing ATM's for approximately five years even before deregulation. In the United States, approximately 55% of Americans between the ages of 25 and 50 use ATM's eight or more times a month.

      In Canada, software became available in 1997 and the private ownership of ATM's has gained interest among investors and businesses. Private ATM's are now ubiquitous in various types of locations, including convenience stores, bars, hotels, grocery stores, nightclubs, service stations and other locations. These systems are generally placed where there is deemed to be sufficient traffic to support the economics of the investment of purchasing and operating the ATM. The current cost of a privately owned ATM model is approximately CDN $10,000. The lower cost of the new ATM's designed for the private ownership market is due in part to the systems requiring a lower level of security because they are designed to be used in secure locations and during business hours. In addition, technology advances and greater volume of sales helps to make prices lower.

      Charges for use of an ATM vary. The current most likely range is from $1 to $2 and in some cases a 10% charge is levied, based upon the amount of money withdrawn. The average amount of money withdrawn per transaction ranges from $50 to $74.

Competition.

      Some banks and their associated organizations publish ATM and POS locations and other statistics but little, if any, market-oriented information can be found in published documents regarding privately owned ATM and POS terminals. There are no other known organizations in Canada currently compiling information on the burgeoning private ownership market opportunity.

Known Canadian Competitors

      There are approximately eleven significant competitors in the Canadian ATM market. Several are now, or are expected to in the near future, participate in the POS market as well. It is not yet possible to determine, due to the lack of published data, how many POS terminals each company presently has deployed. The following list represents the known competitors of whom Moneyflow is aware:

Meta-4 is reported to have over 900 ATMs deployed. Its business originated in the security field and has grown to encompass financial transaction hardware including ATMs.

Laser Cash is an Ontario-based organization with in excess of 650 ATMs distributed, primarily in Eastern Canada.

Frisco Bay is a well established security system and ATM supply and maintenance company. We estimate that their installed base of ATM systems exceeds 1000 units.

Direct Cash is the current Canadian market leader in the private ATM business. Its distribution covers major centers in Canada and includes sales and service of Triton, NCR, and Cross equipment. It has acquired its own "switch," allowing it to process its own transaction directly with Interac.

Cash-n-Go, based in Edmonton Alberta, has approximately 300 ATMs in operation, primarily from the manufacturer Triton. It recently acquired a micro-switch to facilitate partial processing of its transactions.

Canadian ABM is a Toronto-based outfit selling NCR equipment. It has approximately 150 systems deployed.

Ready Cash, a division of Canadian Imperial Bank of Commerce, is active across Canada. The number of ATMs it has in service is unknown.

Cash-line, headquartered in Victoria, B.C., sells Triton ATMs. It has in excess of 300 systems in service.

Express Cash, a Vancouver based operation with approximately 265 ATMs deployed, is located primarily in Western Canada.

Haliburton and White, a Montreal-based national company, in the business of currency counting, coin and cash dispensing. It is thought to have approximately 400 ATMs.

Vencash, headquartered in Calgary, has 250 to 300 ATM's under management and recently acquired a small interest in POSTRAC, a Canadian point of sale company.

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Trends and Uncertainties. Demand for Moneyflow's services will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as Moneyflow's activities are in the sales, management and maintenance of ATM's and POS machines, Moneyflow's business operations may be adversely affected by Moneyflow's competitors.

Capital and Source of Liquidity. Moneyflow currently has no material commitments for capital expenditures.

      For the period from inception (April 25, 2001) to July 31, 2001, Moneyflow acquired Security Bancorp Inc. in exchange for the issuance of 14,000,000 shares of Moneyflow's common stock. In September, 2001, Moneyflow raised $9,250 from investors in an offering under Rule 504 of Regulation D and Regulation S of the Securities Act of 1933, as amended.

      We expect that the net proceeds from our recent offering and the cash flow from future operations, if any, will be sufficient to allow us to meet the expected growth in demand for our products and services. However, we cannot be assured that our sales will meet our growth expectations. Should either of these fail to occur, we may elect to (i) reduce the planned expansion of operations or
(ii) pursue other financing alternatives such as a rights offering or borrowings. Our planned growth and profitability could be delayed or diminished if the two options listed above are not implemented.

      Over the next two years, our liquidity is dependent on increased revenues from operations, additional infusions of capital and debt financing. We believe that additional capital and debt financing in the next twelve months will allow us to increase Moneyflow's marketing and sales efforts as well as allowing us to deploy additional ATMs and POS machines. This will result in greater revenue and greater liquidity in the long term. However, we cannot be assured that we will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.

Plan of Operation. Moneyflow, over the next twelve months, intends to increase its marketing and sales efforts as well as deploying additional ATMs and POS machines across Canada and eventually in the United States, the United Kingdom and Europe. Management possesses the experience to implement its business plan. Depending on the amount raised in this offering as well as the Company's revenues in general, Moneyflow will purchase and deploy additional ATMS and POS machines over the next several years.

      Moneyflow shall seek to maintain low operating expenses while increasing operating revenues. We are focusing on maintaining a low cost administrative approach. This is the reason that Moneyflow utilizes the services of independent distributors to whom Moneyflow pays a portion of the fees generated by the ATMs and POS machines deployed by them rather than hiring employees.

      However, increased marketing expenses will probably occur in future periods as we attempt to further increase our marketing and sales efforts and deploy additional machines.

      For the year ended October 31, 2000, Security Bancorp, Inc. ("SBI") had sales of $655,480 with the cost of sales totaling $352,052 for a gross profit of $303,428. After deducting selling, general and administrative expenses of $216,812, SBI had a net profit of $86,616 before taxes. After allowing for taxes, SBI had a net profit of $70,651 or net earnings per share of $.03. For the year ended October 31, 1999, SBI had total sales of $82,012 with costs of sales totaling $51,070 for a gross profit of $30,942. After deducting selling, general and administrative costs of $70,488, SBI had a net loss before taxes of ($39,546) or a net loss per share of ($.01). The increase in sales from 1999 to 2000 is due to SBI acquiring additional terminals and deploying those terminals.

      For the nine months ended July 31, 2001, after having acquired SBI as a wholly owned subsidiary, Moneyflow had sales of $715,896 with costs of sales totaling $315,593 for a gross profit of $400,303. After deducting selling, general and administrative costs of $230,121, Moneyflow had a net profit before taxes of $170,182 or a net profit per share of $.01 for the nine month period.

      For the year ended October 31, 2000, SBI had total assets of approximately $463,000 consisting of current assets of approximately $116,000 and property and equipment of approximately $346,000. SBI's current assets consisted of cash and cash equivalents of approximately $66,000, accounts and other receivables of approximately $33,000 and inventories of approximately $14,000. At October 31, 1999, SBI had total assets of approximately $247,000 consisting of current assets of approximately $114,000 and property and equipment of $130,000. The current assets consisted of cash and cash equivalents of approximately $50,000, inventories of approximately $42,000, a deferred tax asset of approximately $9,800 and a GST refund of approximately $7,100.

      For the year ended October 31, 2000, SBI had total liabilities of approximately $195,000 consisting of current liabilities of approximately $86,000 and long term debt of approximately $109,000. SBI's current liabilities consisted of accounts payable of approximately $29,000, note payable to non-related entities of approximately $33,000, a note payable to a related entity of approximately $20,000 and corporate income taxes due of approximately $3,000. For the year ended October 31, 1999, SBI had total liabilities of approximately $63,000 consisting of current liabilities of approximately $60,000 and long term debt of approximately $3,000. The current liabilities consisted of accounts payable of approximately $58,000 and its capital lease payable of approximately $1,200.

      Total shareholders' equity increased from approximately $183,000 at October 31, 1999 to approximately $268,000 at October 31, 2000.

      At July 31, 2001, Moneyflow had total assets of approximately $460,000 consisting of current assets of approximately $317,000 and property and equipment of approximately $143,000. The current assets consisted of cash and cash equivalents of approximately $204,000, prepaid consulting fees of approximately $37,000, inventories of approximately $51,000, accounts receivable of approximately $10,000, other prepaid expenses of approximately $8,200 and advances receivable of approximately $6,100. At July 31, 2001, Moneyflow had liabilities of approximately $62,000 consisting of current liabilities of approximately $55,000 and long-term debt of approximately $7,200. The current liabilities consisted of corporate income taxes payable of approximately $24,000, consulting fees payable of $20,000 and trade accounts payable of approximately $5,000. Total shareholders' equity increased from approximately $268,000 at October 31, 2000 to approximately $398,000 at July 31, 2001.

      Moneyflow had working capital of approximately $262,000 at July 31, 2001 consisting of current assets of approximately $317,000 and current liabilities of approximately $55,000. Moneyflow believes that its working capital is sufficient to fund its present operations. If necessary, Moneyflow will sell some of the shares being registered and use the proceeds from that offering to expand its operations without incurring additional debt.

Concentration of Credit Risk - Moneyflow's financial instruments that are exposed to concentrations of credit risk consist of cash, which includes checking accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. We have not experienced any losses on such accounts.

Impact of Inflation

Inflation has historically not had a material effect on our operations.

                                   MANAGEMENT

Officers and Directors. Pursuant to our Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The term of office of each officer of Moneyflow is at the pleasure of Moneyflow's Board.

      The principal executive officers and directors of Moneyflow are as follows:

Name                                   Position

Harold Schultz, age 69                 Chairman of the Board, President, CEO

Dale B. Tingley, age 49                Director

Richard J. Scott, age 54               Director, Vice President - Sales and
                                       Marketing

      All of the above officers and directors began their terms on April
25,2001.

Resumes:

      Harold Schultz, Chairman of the Board, President and CEO - Mr. Schultz is a founding shareholder of the Company as well as serving as its president and chief operating officer since the Company was formed. Mr. Schultz is also president and director of Security Bancorp, Inc., the Company's wholly owned subsidiary. Mr. Schultz has been president of Security Bancorp, Inc. since 1999. Mr. Schultz has over 40 years experience in the areas of construction, real estate and the oil and gas industry. Prior to joining Security Bancorp, Inc., Mr. Schultz was chairman of Enviro FX, Inc., a publicly traded Canadian company from 1995 until 1999. Mr. Schultz has been president of Advance Contracting Services Ltd., a private holding company, since 1972. Mr. Schultz is a member of the 400 Club, a founder of the Lakeview Community Association and many other community organizations.

      Dale P. Tingley - Director. Mr. Tingley has served as a Director of the Company since its formation. Mr. Tingley also serves as a director of Security Bancorp, Inc., the Company's wholly owned subsidiary. Mr. Tingley has been a successful businessman and entrepreneur in Canada. Mr. Tingley was a dealer principal for four automobile dealerships for 28 years. Since 1996, Mr. Tingley has been a rancher and president of Helix Property Management, a real estate development company.

      Richard J. Scott, P. Eng., Director, Vice President - Sales and Marketing. Mr. Scott has been a Director and Vice President of the Company since its inception. Mr. Scott also serves as a director of Security Bancorp, Inc. and has held that position since 1999. Mr. Scott is a Professional Engineer and has over 28 years experience in developing and implementing marketing plans and strategies for the Canadian and international marketplace. Prior to joining Security Bancorp, Inc., Mr. Scott served as marketing coordinator for a Canadian public company, Enviro FX, Inc. from 1997 to 1998. Prior to that, Mr. Scott was division manager of Industrial Equipment Brokers International from 1996 to 1997.

Remuneration: Mr. Schultz receives CDN$3,500 (US $2,187.50) per month as compensation and Mr. Scott receives CDN$4,000 (US$2,500) per month as compensation. See "Certain Transactions."

Board of Directors Compensation. Members of the Board of Directors do not receive any compensation for their service as Directors but the Company may determine to pay Directors a per meeting fee in the future if these Directors are not separately compensated by Moneyflow. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by Moneyflow.

      Director liability insurance may be provided to all members of the Board of Directors. Moneyflow has not yet obtained such insurance and does not have any specifics for available cost and coverage. Moneyflow does not have a specific time frame to obtain the insurance. No differentiation is made in the compensation of "outside directors" and those officers of Moneyflow serving in that capacity.

Conflicts of Interest Policy. Moneyflow has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of Moneyflow's Board of Directors. The Bylaws of Moneyflow provide that no such transactions by Moneyflow shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of Moneyflow or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of these interested directors; or (ii) the fact of the common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the common shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to Moneyflow at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of Moneyflow or a committee thereof which approves such transactions.

                              CERTAIN TRANSACTIONS

      Since inception, Moneyflow through its wholly owned subsidiary, Security Bancorp Inc., has had an agreement with Advance Contracting Services Ltd., whose sole shareholder, officer and director is Harold F. Schultz, President of Moneyflow. As part of this agreement, SBI pays a monthly consulting fee to Advance in the amount of CDN$3,500 (US$2,187.50) for Mr. Schultz's services to SBI. This agreement is terminable at will but the parties anticipate entering into a formal employment agreement with Advance and Mr. Schultz to ensure that Mr. Schultz continues to work for Moneyflow.

      Since inception, Moneyflow through its wholly owned subsidiary, Security Bancorp Inc., has had an agreement with Laresco Holdings Ltd., whose sole shareholder, officer and director is Richard J. Scott, Vice President of Moneyflow. As part of this agreement, SBI pays a monthly consulting fee to Laresco in the amount of CDN$4,000 (US$2,500) for Mr. Scott's services to SBI. This agreement is terminable at will but the parties anticipate entering into a formal employment agreement with Advance and Mr. Scott to ensure that Mr. Scott continues to work for Moneyflow.

      In July, 2001, Moneyflow issued 14,000,000 shares of its common stock to the shareholders of Security Bancorp, Inc., making Security Bancorp, Inc. a wholly owned subsidiary of Moneyflow.

      In July, 2001, Moneyflow entered into a Consulting Agreement with Herstmonceux Capital and RJ Drewitt. The agreement has a term of twelve months and provides for Herstmonceux to provide consulting services consisting of marketing services in the United Kingdom and Europe in exchange for the issuance of 642,500 shares of the Company's common stock to each consultant with piggyback registration rights. The shares issued to Herstmonceux and Drewitt are being registered in this Registration Statement.

      In July, 2001, the Company entered into a consulting agreement with Dan Forigo, Blaine Ruzycki, Nola Ruzycki and Michelle Balic. In exchange for certain consulting services to be provided to Moneyflow, Moneyflow issued each of these consultants 678,750 shares of Moneyflow's common stock. These shares have piggyback registration rights and are being registered under this Registration Statement.

      In November, 2001, Moneyflow approved and initiated a Stock Option Plan for its officers and directors. The 2001 Stock Option Plan reserves for issuance a total of 2,500,000 of its common stock to be issued in the future to officers, directors, employees and consultants. As of the date of this prospectus, no shares have been issued under the plan.

        ----------------------------------------------------------------
                             PRINCIPAL SHAREHOLDERS
        ----------------------------------------------------------------

      There are currently 18,037,000 common shares outstanding. The following tabulates holdings of shares of Moneyflow by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Moneyflow individually and as a group.

                    Shareholdings at Date of This Prospectus

Name and Address of                    Amount of        Percent of Shares Owned
Beneficial Owner(1)                  Shares Owned

Harold F. Schultz (2)(3)               3,917,000                 21.71%
5508 - First Street SE
Unit 3, Bldg. F
Calgary, Alberta T2H 2W9

Advance Contracting
      Services, Ltd. (2)(3)            3,917,000                 21.71%

5508 - First Street SE
Unit 3, Bldg. F
Calgary, Alberta T2H 2W9

Altess Investments                     1,144,000                  6.34%
916 Rideau Road, SW
Calgary, Alberta T2S 0R6

Dale Tingley (2)                       4,472,000                 24.79%
5508 - First Street SE
Unit 3, Bldg. F
Calgary, Alberta T2H 2W9

Richard J. Scott (2)                   2,023,000                 11.22%
5508 - First Street SE
Unit 3, Bldg. F
Calgary, Alberta T2H 2W9

All Officers and Directors
as a group (3 persons)                10,412,000                 57.72

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934,as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.
(2) Denotes officer or director of the Company.
(3) Includes shares issued to Advance Contracting Services Ltd., an entity owned and controlled by Mr. Schultz, President of the Company.

           ----------------------------------------------------------
                         SHARES ELIGIBLE FOR FUTURE SALE
           ----------------------------------------------------------

      Moneyflow currently has 18,037,000 shares of common stock outstanding. Of these, 11,556,000 common shares will be "restricted securities" after the offering and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Other securities may be issued in the future in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Moneyflow's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of Moneyflow may sell may not be so limited. Non-affiliates may each sell without limitation shares held for two years. Moneyflow will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of Moneyflow's shares in the over-the-counter market, should a market develop. Prior to this offering there has been no public market for the common stock of Moneyflow. The effect, if any, of a public trading market or the availability of shares for sale at prevailing market prices cannot be predicted. Nevertheless, sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.

           ----------------------------------------------------------
                    MARKET FOR REGISTRANT'S COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS
           ----------------------------------------------------------

      Prior to this offering, we have had no market for our common stock. We have applied to have its common stock quoted on the OTC Bulletin Board. If Moneyflow is not accepted on the OTC Bulletin Board, Moneyflow will apply to have its common shares traded on the pink sheets.

Dividends. Holders of Moneyflow's common stock are entitled to receive such dividends as may be declared by its Board of Directors.

Broker-Dealer Sales of Company Securities. Until Moneyflow successfully obtains a listing on the NASDAQ quotation system, if ever, Moneyflow's securities may be covered by Rule 15g-2 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker- dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in designated securities, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives;
(ii) reasonably determine, based on the information required by paragraph (i) that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A designated security means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
(ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell Moneyflow's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

      Moneyflow's securities will likely trade below $5.00 and such securities will be subject to the penny stock rules discussed above.

         --------------------------------------------------------------
                            DESCRIPTION OF SECURITIES
         --------------------------------------------------------------

Qualification. The following statements constitute brief summaries of Moneyflow's Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety to the full text of the Articles of Incorporation and Bylaws.

      Our Articles of Incorporation authorize the issuance of up to 50,000,000 common shares, par value $.001. Common shares purchased in this offering will be fully paid and non-assessable. No preferred shares are authorized.

Common Stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation. The holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Moneyflow, holders are entitled to receive, ratably, the net assets of Moneyflow available to stockholders. Holders of outstanding common shares are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional common shares are issued, the relative interest of then existing stockholders may be diluted.

Transfer Agent. Transfer Online Inc. acts as transfer agent for Moneyflow.

           -----------------------------------------------------------
                                  LEGAL MATTERS
           -----------------------------------------------------------

      Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Claudia J. Zaman, Attorney-At-Law.

            --------------------------------------------------------
                                LEGAL PROCEEDINGS
            --------------------------------------------------------

      We are not involved in any legal proceedings as of the date of this prospectus.

            --------------------------------------------------------
                                     EXPERTS
            --------------------------------------------------------

      The financial statements as of July 31, 2001 and for the period ended from inception (April 25, 2001) through July 31, 2001 included in this prospectus, have been audited by Moffitt & Company, CPA's, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

            --------------------------------------------------------
                               INTERESTS OF NAMED
                               EXPERTS AND COUNSEL
            --------------------------------------------------------

      None of the experts or counsel named in the prospectus are affiliated with Moneyflow.

            --------------------------------------------------------
                             ADDITIONAL INFORMATION
            --------------------------------------------------------

      Until __________, 2002 (90 days after the date of the prospectus), all persons making transactions in the registered securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the obligation of these persons to deliver a prospectus when acting as underwriters and when utilizing their unsold allotments or subscriptions.

      No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus. If given or made, this information or representation must not be relied upon as having been authorized by Moneyflow, or the underwriter, if an underwriter assists in the sale of the securities.

      This prospectus is not an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which an offer or solicitation is not authorized by the laws of a state, territory or possession of the United States, or to any person to whom it is unlawful to make an offer or solicitation.

      Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Moneyflow since the date of this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24. Indemnification of Officers and Directors.

      The By-Laws of Moneyflow provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further, the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING Moneyflow FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25. Other Expenses of Issuance and Distribution.

      we will pay all expenses in connection with the registration and sale of the shares offered by the selling stockholders, except selling commissions or discounts allocable to sales of those shares, fees and disbursements of counsel and other representatives of the selling shareholders, and any stock transfer taxes payable by reason of any such sale. The estimated expenses of issuance and distribution are set forth below.

                                                                    Amount
                                                                   Payable
Item                                                              By Company

S.E.C. Registration Fees                                          $   530.06
Printing and Engraving Fees                                       $ 1,000.00
Legal Fees                                                        $15,000.00
Accounting Fees and Expenses                                      $ 2,500.00
Transfer Agent's Fees                                             $ 1,500.00
Miscellaneous                                                     $ 1,000.00

Total                                                             $21,530.06

Item 26. Recent Sales of Unregistered Securities.

      Since Moneyflow's inception through the date of this registration statement, Moneyflow has sold its Common Stock to thirty seven (37) persons listed in the table below in transactions summarized as follows:

                                                           Aggregate   Purchase
                                 Date of                   Purchase     Price
Name                              Sale      Shares          Price     per Share
----                              ----      ------          -----     ---------

Allan Wainwright                  8/01       1,000          250.00      $.25
Karla McDougall                   8/01       1,000          250.00      $.25
Katheryne McDougall               8/01       1,000          250.00      $.25
Pat McDougall                     8/01       1,000          250.00      $.25
Alfred Bageya                     8/01       1,000          250.00      $.25
Allison Schultz                   8/01       1,000          250.00      $.25
Brian Taylor                      8/01       1,000          250.00      $.25
Carolyn Steers                    8/01       1,000          250.00      $.25
Chandra Mazuryk                   8/01       1,000          250.00      $.25
Cheryl Reinholdt                  8/01       1,000          250.00      $.25
David Faria                       8/01       1,000          250.00      $.25
Doug Thomas                       8/01       1,000          250.00      $.25
Lorie Falconer                    8/01       1,000          250.00      $.25
Gail Farnsworth                   8/01       1,000          250.00      $.25
Garth Colpitts                    8/01       1,000          250.00      $.25
Gertie Roither                    8/01       1,000          250.00      $.25
Howard English                    8/01       1,000          250.00      $.25
James Thompson                    8/01       1,000          250.00      $.25

Joanne Scott                      8/01       1,000          250.00      $.25
Karen Faria                       8/01       1,000          250.00      $.25
Lisa Wintrip                      8/01       1,000          250.00      $.25
Nick Woywitka                     8/01       1,000          250.00      $.25
Bee Woywitka                      8/01       1,000          250.00      $.25
Sue Thomas                        8/01       1,000          250.00      $.25
Tom Bradley                       8/01       1,000          250.00      $.25
Tom Waiton                        8/01       1,000          250.00      $.25
Jerry Szczur                      8/01       1,000          250.00      $.25
Eric Lo                           8/01       1,000          250.00      $.25
Kirstin Aikins                    8/01       1,000          250.00      $.25
Rody Lee                          8/01       1,000          250.00      $.25
Presten Wetch                     8/01       1,000          250.00      $.25
May Yung                          8/01       1,000          250.00      $.25
Albert Yung                       8/01       1,000          250.00      $.25
Gregory B. Welch                  8/01       1,000          250.00      $.25
Silvio Forigo                     8/01       1,000          250.00      $.25
Norman E. Welch                   8/01       1,000          250.00      $.25
James P. Yaworski                 8/01       1,000          250.00      $.25

--------------
(1) Consideration consisted of cash paid to Moneyflow. All of the listed sales were made in reliance upon the exemption from registration offered by Rule 504 of Regulation D and Regulation S of the Securities Act of 1933, as amended and applicable state private offering exemptions.

      Based upon Subscription Agreements completed by each of the shareholders and the pre-existing relationship between the shareholders and Moneyflow, Moneyflow believes it had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in Moneyflow's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

      On July 15, 2001, Moneyflow entered into an Acquisition Agreement with Security Bancorp, Inc., an Alberta corporation ("SBI"). Pursuant to this agreement, SBI became a wholly owned subsidiary of Moneyflow. All shares held by current shareholders of SBI were exchanged for 14,000,000 Common Shares. The total number of shareholders were nine, including the current officers and directors of Moneyflow.

      The issuances pursuant to the merger were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933, as amended and applicable state private offering exemptions.

      Based upon the merger documents and the pre-existing relationship between the shareholders and Moneyflow, we believe we had reasonable grounds to believe immediately prior to the merger, and did in fact believe, when such merger was consummated, that the shareholders of SBI (1) were acquiring for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the merger and were able to bear those risks. The shareholders of SBI had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in Moneyflow's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

      In July, 2001, Moneyflow entered into consulting agreements with two groups of consultants and issued a total of 4,000,000 to these six shareholders. Consideration consisted of services to be rendered to Moneyflow related to consulting and marketing services.

      The issuances pursuant to the consulting agreements were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933, as amended and applicable state private offering exemptions.

      Based upon the consulting agreements and the pre-existing relationship between the consultants and Moneyflow, we believe we had reasonable grounds to believe immediately prior to the execution of these agreements, and did in fact believe, when such agreements were consummated, that the consultants (1) were acquiring for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the merger and were able to bear those risks. The consultants had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in Moneyflow's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Item 27. Exhibit Index.

(1)               Not Applicable
(2)               Acquisition Agreement between Moneyflow and Security Bancorp
(3)               Articles of Incorporation
(3.2)             Bylaws
(4)               Specimen certificate for common stock*
(5)               Consent and Opinion of Claudia J. Zaman regarding legality of securities registered under this Registration Statement and to the references to such attorney in the prospectus filed  as part of this Registration Statement*
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10.1)            2001 Employee Stock Option Plan
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable

(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23.1)            Consent of Moffitt and Company, CPAs
(23.2)            consent of Claudia J. Zaman, Esq. (contained in Exhibit 5)
(24)              Not Applicable.
(25)              Not Applicable
(26)              Not Applicable

Item 28. Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Moneyflow's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Alberta, Province of Alberta, Canada, on the 11th day of December, 2001.

                      Moneyflow Systems International, Inc.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                   Capacity                       Date

Harold F. Schultz           Chairman of the Board, CEO     December 11, 2001
-----------------                 President, CFO
Harold F. Schultz

Richard J. Scott            Director, Vice President       December 11, 2001
-----------------
Richard J. Scott

Dale Tingley                Director                       December 11, 2001
------------
Dale Tingley

                              SECURITY BANCORP INC.

                              FINANCIAL STATEMENTS

                            OCTOBER 31, 2000 AND 1999

                                TABLE OF CONTENTS

                                                                        PAGE NO.

INDEPENDENT AUDITORS' REPORT ..........................................   1

FINANCIAL STATEMENTS

       Balance Sheets .................................................   2

       Statements of Comprehensive Income .............................   3

       Statements of Income ...........................................   4

       Statements of Stockholders' Equity .............................   5

       Statements of Cash Flows ....................................... 6 - 7

       Notes to Financial Statements .................................. 8 - 13

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
Security Bancorp Inc.

We have audited the accompanying balance sheets of Security Bancorp Inc. as of October 31, 2000 and 1999 and the related statements of comprehensive income, income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Bancorp Inc. as of October 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


MOFFITT & COMPANY, P.C.
SCOTTSDALE, ARIZONA

March 1, 2001

                              SECURITY BANCORP INC.
                                 BALANCE SHEETS
                            OCTOBER 31, 2000 AND 1999

                                     ASSETS

                                                       2000           1999
                                                     --------       --------

CURRENT ASSETS
   Cash and cash equivalents                         $ 66,291       $ 50,061
   Accounts and other receivables                      32,777          5,491
   G.S.T. refund                                            0          7,066
   Deferred tax asset                                       0          9,757
   Inventories                                         13,723         41,518
   Prepaid expenses                                     3,011            512
                                                     --------       --------

      TOTAL CURRENT ASSETS                            115,802        114,405

PROPERTY AND EQUIPMENT                                346,287        130,330

OTHER ASSETS
   Deposits                                               653          1,436
                                                     --------       --------

      TOTAL ASSETS                                   $462,742       $246,171
                                                     ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                          2000           1999
                                                        --------       --------

CURRENT LIABILITIES
   Accounts payable                                     $ 28,785       $ 58,371
   Accrued liabilities                                       786              0
   Corporation income taxes payable                        3,004              0
   Note payable, current portion
      Non-related                                         32,544              0
      Related                                             19,589              0
   Capital lease payable, current portion                    883          1,150
                                                        --------       --------

      TOTAL CURRENT LIABILITIES                           85,591         59,521
                                                        --------       --------

LONTERM DEBT
   Notes payable
      Non-related                                        104,329              0
   Deferred income tax payable                             4,571          1,600
   Capital lease payable                                       0          1,569
                                                        --------       --------

      TOTAL LONG - TERM DEBT                             108,900          3,169
                                                        --------       --------

STOCKHOLDERS' EQUITY
   Common stock, no - par value per share
     Authorized - unlimited number of shares
     Issued and outstanding
       October 31, 2000 - 2,500,000 shares               212,146              0
       October 31, 1999 - 2,420,000 shares                     0        209,393
   Cumulative currency translation adjustment             16,980
                                                                          5,614
   Retained earnings (deficit)                            39,125        (31,526)
                                                        --------       --------

      TOTAL STOCKHOLDERS' EQUITY                         268,251        183,481
                                                        --------       --------

      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                             $462,742       $246,171
                                                        ========       ========

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                       STATEMENTS OF COMPREHENSIVE INCOME
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999

                                                          2000           1999
                                                        --------       --------

NET INCOME (LOSS)                                       $ 70,651       $(31,526)

OTHER COMPREHENSIVE INCOME
   FOREIGN CURRENCY TRANSLATION
   ADJUSTMENTS                                            11,366          5,614
                                                        --------       --------

NET COMPREHENSIVE INCOME (LOSS)                         $ 82,017       $(25,912)
                                                        ========       ========

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                              STATEMENTS OF INCOME
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999

                                                          2000           1999
                                                       ---------      ---------

SALES                                                  $ 655,480      $  82,012

COST OF SALES                                            352,052         51,070
                                                       ---------      ---------

       GROSS PROFIT                                      303,428         30,942

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                              216,812         70,488
                                                       ---------      ---------

       NET INCOME (LOSS) BEFORE CORPORATION
          INCOME TAXES (BENEFIT)                          86,616        (39,546)

CORPORATION INCOME TAXES (BENEFIT)                        15,965         (8,020)
                                                       ---------      ---------

         NET INCOME (LOSS)                             $  70,651      $ (31,526)
                                                       =========      =========

NET INCOME (LOSS) PER COMMON SHARE

       Basic and Diluted                               $     .03      $    (.01)
                                                       =========      =========

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic and Diluted                               2,493,333      2,420,000
                                                       =========      =========

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999

                                                                                       Cumulative
                                                               Common Stock             Currency       Retained
                                                          ----------------------      Translation      Earnings
                                                            Shares       Amount        Adjustment      (Deficit)
                                                          ---------     --------       ----------      ---------
BALANCE, NOVEMBER 1, 1998                                         0     $      0        $      0        $      0

COMMON STOCK ISSUED FOR CASH                              2,420,000      209,393               0               0

CUMULATIVE CURRENCY TRANSLATION ADJUSTMENT                        0            0           5,614               0

NET (LOSS) FOR THE YEAR ENDED OCTOBER 31, 1999                    0            0               0         (31,526)
                                                          ---------     --------        --------        --------

   BALANCE, OCTOBER 31, 1999                              2,420,000      209,393           5,614         (31,526)

COMMON STOCK ISSUED FOR CASH                                 80,000        2,753               0               0

CUMULATIVE CURRENCY TRANSLATION ADJUSTMENT                        0            0          11,366               0

NET INCOME FOR THE YEAR ENDED OCTOBER 31, 2000                    0            0               0          70,651
                                                          ---------     --------        --------        --------

   BALANCE, OCTOBER 31, 2000                              2,500,000     $212,146        $ 16,980        $ 39,125
                                                          =========     ========        ========        ========

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999

                                                               2000         1999
                                                            ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                        $  70,651    $ (31,526)
   Adjustments to reconcile net income (loss)
     to net cash provided (used) by operating activities:
       Depreciation                                            27,497        2,858
   Changes in operating assets and liabilities:
       Accounts and other receivables                         (27,286)      (5,491)
       G.S.T. refund                                            7,066       (7,066)
       Deferred tax asset                                       8,157       (8,157)
       Inventories                                             27,795      (41,518)
       Prepaid expenses and deposits                           (1,716)      (1,948)
       Accounts payable                                       (29,586)      58,371
       Accrued liabilities                                        786            0
       Corporation income taxes payable                         7,575            0
                                                            ---------    ---------

          NET CASH PROVIDED (USED) BY
             OPERATING ACTIVITIES                              90,939      (34,477)
                                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                        (243,454)    (133,188)
                                                            ---------    ---------

          NET CASH (USED) BY INVESTING
            ACTIVITIES                                       (243,454)    (133,188)
                                                            ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of common stock                                     2,753      209,393
   Proceeds from notes payable                                182,676            0
   Payments from notes payable                                (26,214)           0
   Proceeds on capital lease payable                                0        4,000
   Payments on capital lease payable                           (1,836)      (1,281)
                                                            ---------    ---------

        NET CASH PROVIDED BY FINANCING
            ACTIVITIES                                        157,379      212,112
                                                            ---------    ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                     $  11,366    $   5,614
                                                            ---------    ---------

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999

                                                             2000          1999
                                                           -------       -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  $16,230       $50,061

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF YEAR                                        50,061             0
                                                           -------       -------

CASH AND CASH EQUIVALENTS, AT
   END OF YEAR                                             $66,291       $50,061
                                                           =======       =======

SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

    Cash paid for interest                                 $10,230       $     4
                                                           =======       =======

    Cash paid for taxes                                    $     0       $     0
                                                           =======       =======

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 2000 AND 1999

NOTE 1 SUMMARY OF SIGNIFICANT POLICIES

      Nature of Business and History of Company

      On August 3, 1982, the Company was organized in Alberta, Canada and was inactive until January 5, 1999 when it changed its name to Security Bancorp Inc. and began operations under the trademark name of Ca$h Station.

      The Company is headquartered in Calgary, Canada and is in the business to supply, install, maintain and manage Automated Teller Machines (ATM'S), Point of Sale Terminals and other Electronic Funds Transfer devices and to provide transaction processing services for these devices. The ATM'S are placed on the premises of property owners and businesses for the purpose and convenience of dispensing cash and other services to the public.

      Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Inventories

      Inventories are valued at the lower of cost or market. Cost is determined as follows:

         ATM'S - actual cost for the machine purchased Parts and supplies - first-in, first-out method

      Property and Equipment

      Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

      The Company depreciates its property and equipment as follows:

         Financial statement reporting - straight line method over three to ten years.
         Tax reporting - accelerated method at 20% of book value.

      Accounting Estimates

      Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Income Taxes

      Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Net Income (Loss) Per Share

      The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income
      (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net earnings (loss) per share are excluded.

      Disclosure about Fair Value of Financial Instruments

      The Company estimates that the fair value of all financial instruments at October 31, 2000 and 1999, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

      Long-Lived Assets

      Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on the Company's results of operations, cash flows or financial position.

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Foreign Currency Translation

      The financial statements of the Company are measured using the Canadian dollar as the functional currency. Assets, liabilities and equity accounts of the company are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. Foreign currency translations gains and losses are included in consolidated net income. The financial statements are presented in United States of America dollars.

NOTE 2 INVENTORIES

      Inventories are comprised of the following:

                                                        2000               1999
                                                      -------            -------

ATM'S                                                 $ 4,220            $41,518
Parts and supplies                                      9,503                  0
                                                      -------            -------

                                                      $13,723            $41,518
                                                      =======            =======

NOTE 3 PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                                       2000            1999
                                                     --------        --------

ATM equipment                                        $360,428        $124,225
Furniture and fixtures                                  6,351           4,116
Computer equipment                                      4,860           2,702

Telephone equipment                                     2,145           2,145
                                                     --------        --------
                                                      373,784         133,188

Less accumulated depreciation                          27,497           2,858
                                                     --------        --------

     Total property and equipment                    $346,287        $130,330
                                                     ========        ========


Depreciation expense for the years ended October, 2000 and 1999 was $27,497 and $2,858, respectively.

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999

NOTE 4 INCOME TAXES

      Income taxes payable (receivable) for the years ended October 31, 2000 and 1999 consist of the following:

                                                        2000             1999
                                                      --------         --------

      Canadian
        Current                                       $  3,004         $      0
        Deferred (refund)                                4,571           (8,020)
                                                      --------         --------

          Total                                       $  7,575         $ (8,020)
                                                      ========         ========

      The provision for income taxes (benefit) for the years ended October 31, 2000 and 1999 are as follows:

                                                        2000             1999
                                                      --------         --------

      Currently                                       $  3,004         $      0
      Deferred                                          12,961           (8,020)
                                                      --------         --------

          Total                                       $ 15,965         $ (8,020)
                                                      ========         ========

      The income tax provisions differ from the amount computed by applying the Canadian statutory rate (20% used in each year presented) to income (loss) before income taxes. A reconciliation to the statutory income tax rate is as follows:

                                                        2000             1999
                                                      --------         --------

      Statuary income tax                             $  7,808         $ (8,157)
      Net operating loss utilization                     8,157                0
                                                      --------         --------

          Provision for income tax                    $ 15,965         $ (8,157)
                                                      ========         ========

      Significant components of the Company's deferred tax assets and liabilities are as follows at October 31 2000 and 1999:

                                                        2000             1999
                                                      --------         --------
      Deferred tax assets:

         Net operating loss carryforward              $      0         $  9,757

         Less valuation allowance                            0                0
                                                      --------         --------

         Net deferred tax assets                      $      0         $  9,757
                                                      ========         ========

      Deferred tax liabilities:
         Property and equipment related               $  4,571         $  1,600
                                                      ========         ========

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999

NOTE 5 NET OPERATING LOSS

      The Company had a $39,546 net operating loss for the year ended October 31, 1999. This loss was utilized in the year ended October 31, 2000.

NOTE 6 NOTES PAYABLE

                                                                          2000       1999
                                                                        --------   --------
      Non-related

      On December 3, 1999, the Company received a                       $136,873   $      0
      $162,675 ($250,000 in Canadian dollars) loan from the Bank of
      Montreal for the purchase of Automated Teller Machines. The loan requires monthly payments of principal and interest at 2%
      over prime. The loan is secured by $219,204 of Company assets and matures on December 11, 2005

      Related

      On October 12, 2000, a stockholder of the Company                   19,589          0
      loaned the Company $19,600 ($30,000 in Canadian dollars). The loan is due on April 30, 2001 and requires quarterly interest payments at 12%. The loan is secured by four ATM'S that cost
      $20,024
                                                                        --------   --------
                                                                         156,462          0


          Less current portion                                            52,133          0
                                                                        --------   --------

              Total                                                     $104,329   $      0
                                                                        ========   ========

      Future minimum principal payments on the notes are as follows:

                                                                          2000       1999
                                                                        --------   --------

          October 31, 2001                                              $ 52,133   $      0
          October 31, 2002                                                32,544          0
          October 31, 2003                                                32,544          0
          October 31, 2004                                                32,544          0
          October 31, 2005                                                 6,697          0
                                                                        --------   --------
                                                                        $156,462   $      0
                                                                        ========   ========

            See Accompanying Notes and Independent Auditors' Report.

                              SECURITY BANCORP INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999

NOTE 7 CAPITAL LEASE PAYABLE

      On July 1, 1999, the Company entered a capital lease for its telephone systems for a thirty nine month period with payments of $95 per month ($145 Canadian dollars).

      Future minimum lease payments under the capital lease are as follows:

      October 31, 2001                                                $883
                                                                      ====

NOTE 8 OPERATING LEASE

      On June 7, 1999, the Company leased its office facilities for a thirteen month period that expired on July 31, 2000. The lease requires monthly rentals of $653 ($1,000 Canadian dollars) plus taxes and operating cost. The lease was extended to July 31, 2002 with monthly rentals of $900 ($1,330 Canadian dollars) plus taxes and operating costs.

      Future minimum lease payments excluding taxes and expenses are as follows:

      October 31, 2001                                             $10,800

      October 31, 2002                                               8,100
                                                                   -------

                                                                   $18,900
                                                                   =======

      Rent expense for the years ended October 31, 2000 and 1999 were $10,592 and $3,729, respectively.

NOTE 9 ADVERTISING

      The Company expenses all advertising as incurred. For the years ended October 31, 2000 and 1999, the Company charged to operations $12,194 and $5,106 in advertising costs.

NOTE 10 INTEREST

      The Company incurred interest expense for the years ended October 31, 2000 and 1999 of $10,230 and $4, respectively.

NOTE 11 CONCENTRATION OF RISK

      Concentration of risk exists because the Company purchases its ATM'S from two main suppliers as follows:

                                                     2000           1999
                                                   --------       --------
                   Supplier A                      $153,538       $ 58,669

                   Supplier B                       205,215        171,133

            See Accompanying Notes and Independent Auditors' Report.

                      MONEYFLOW SYSTEMS INTERNATIONAL INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 2001

                                TABLE OF CONTENTS

                                                                      PAGE NO.
                                                                      --------

INDEPENDENT ACCOUNTANTS' REVIEW REPORT............................       1

FINANCIAL STATEMENTS

       Consolidated Balance Sheet.................................       2

       Consolidated Statement of Comprehensive Income.............       3

       Consolidated Statement of Income...........................       4

       Consolidated Statement of Stockholders' Equity.............       5

       Consolidated Statement of Cash Flows.......................     6 - 7

       Notes to Consolidated Financial Statements.................    8 - 13

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To The Board of Directors
Moneyflow Systems International Inc. and Subsidiary

We have reviewed the accompanying consolidated balance sheet of Moneyflow Systems International Inc. and Subsidiary as of July 31, 2001 and the related consolidated statements of comprehensive income, income, stockholders' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Moneyflow Systems International Inc. and Subsidiary

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modification that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

MOFFITT & COMPANY, P.C.
SCOTTSDALE, ARIZONA

August 17, 2001

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  JULY 31, 2001

                                     ASSETS

CURRENT ASSETS
       Cash and cash equivalents                                 $ 204,012
       Accounts receivable                                          10,351
       Advances receivable                                           6,144
       Inventories                                                  51,378
       Prepaid expenses
          Consulting fees                                           36,667
          Other                                                      8,209
                                                                 ---------

              TOTAL CURRENT ASSETS                                             316,761

PROPERTY AND EQUIPMENT                                                         143,413
                                                                              --------

              TOTAL ASSETS                                                    $460,174
                                                                              ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable
          Trade                                                  $   4,970
          Consulting fees                                           20,000
       Accrued liabilities                                           4,748
       G.S.T. payable                                                1,177
       Corporation income taxes payable                             24,198
                                                                 ---------

              TOTAL CURRENT LIABILITIES                                       $ 55,093

LONG - TERM DEBT
       Deferred income tax payable                                               7,190

STOCKHOLDERS' EQUITY
       Common stock,  par value $.001 per share
          Authorized 50,000,000 shares
          Issued and outstanding 16,000,000 shares                  16,000
       Paid in capital in excess of par value of stock             216,146
       Retained earnings                                           182,541
       Accumulated other comprehensive (loss)
          (Primarily cumulative translation adjustment)            (16,796)
                                                                 ---------

              TOTAL STOCKHOLDERS' EQUITY                                       397,891
                                                                              --------

              TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                                         $460,174
                                                                              ========

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                     FOR THE NINE MONTHS ENDED JULY 31, 2001

NET INCOME                                                            $ 143,416

OTHER COMPREHENSIVE (LOSS)

   FOREIGN CURRENCY TRANSLATION
   ADJUSTMENTS                                                          (33,776)
                                                                      ---------

NET COMPREHENSIVE INCOME                                              $ 109,640
                                                                      =========

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED JULY 31, 2001

SALES                                                                $   715,896

COST OF SALES                                                            315,593
                                                                     -----------

         GROSS PROFIT                                                    400,303

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                              230,121
                                                                     -----------

INCOME BEFORE CORPORATION INCOME TAXES                                   170,182

CORPORATION INCOME TAXES                                                  26,766
                                                                     -----------

         NET INCOME                                                  $   143,416
                                                                     ===========

NET INCOME PER COMMON SHARE

       Basic                                                         $       .01
                                                                     ===========

       Diluted                                                       $       .01
                                                                     ===========

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic                                                          16,000,000
                                                                     ===========

       Diluted                                                        18,000,000
                                                                     ===========

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE NINE MONTHS ENDED JULY 31, 2001

                                                                      Paid in
                                                                      Capital                 Accumulated
                                                Common Stock        in Excess of                 Other
                                          ------------------------   Par Value     Retained  Comprehensive
                                             Shares       Amount      of Stock     Earnings     (Loss)
                                          -----------    ---------    --------     --------  -------------
BALANCE, OCTOBER 31, 2000                   2,500,000    $ 212,146    $      0     $ 39,125     $ 16,980

REMOVAL OF SECURITY BANCORP INC            (2,500,000)           0           0            0            0
   SHARES AND RESTATEMENT
   AS EQUIVALENT SHARES OF MONEYFLOW
   SYSTEMS INTERNATIONAL INC. RECEIVED
   IN REVERSE MERGER                       14,000,000     (198,146)    198,146            0            0
                                          -----------    ---------    --------     --------     --------

AS RESTATED TO GIVE EFFECT OF
   REVERSE MERGER WITH
   SECURITY BANCORP INC. THE
   ACCOUNTING ACQUIRER ON JULY 1, 2001     14,000,000       14,000     198,146       39,125       16,980

COMMON STOCK ISSUED FOR SERVICES            2,000,000        2,000      18,000            0            0

FOREIGN CURRENCY TRANSLATION ADJUSTMENT             0            0           0            0      (33,776)

NET INCOME FOR THE NINE MONTHS
   ENDED JULY 31, 2001                              0            0           0      143,416            0
                                          -----------    ---------    --------     --------     --------

       BALANCE, JULY 31, 2001              16,000,000    $  16,000    $216,146     $182,541     $(16,796)
                                          ===========    =========    ========     ========     ========

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED JULY 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                        $ 143,416
       Adjustments to reconcile net income
         to net cash provided by operating activities:
           Depreciation                                     11,250
           Common stock issued for services                 40,000
       Changes in operating assets and liabilities:
           Accounts and other receivables                   16,282
           Inventories                                     (37,655)
           Prepaid expenses and deposits                   (41,212)
           Accounts payable                                 (3,815)
           Accrued liabilities                               3,962
           G.S.T. payable                                    1,177
           Corporation income taxes payable                 23,813
                                                         ---------

              NET CASH PROVIDED BY OPERATING
                 ACTIVITIES                                           $ 157,218

CASH FLOWS FROM INVESTING ACTIVITIES:
       Proceeds from sale of property and equipment        251,272
       Purchases of property and equipment                 (79,648)
                                                         ---------

              NET CASH PROVIDED BY INVESTING
                ACTIVITIES                                              171,624

CASH FLOWS FROM FINANCING ACTIVITIES:
       Repayment of notes payable                         (157,345)
                                                         ---------

              NET CASH (USED) BY FINANCING
                ACTIVITIES                                             (157,345)

EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                                 (33,776)
                                                                      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               137,721

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF YEAR                                                     66,291
                                                                      ---------

CASH AND CASH EQUIVALENTS, AT
   END OF YEAR                                                        $ 204,012
                                                                      =========

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
                     FOR THE NINE MONTHS ENDED JULY 31, 2001

SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid for interest                                            $ 6,718
                                                                         =======

       Cash paid for taxes                                               $     0
                                                                         =======

SCHEDULE OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES

       Common stock issued for services                                  $20,000
                                                                         =======

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2001

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business and History of Company

      Moneyflow Systems International Inc. (Hereinafter referred to as the Company) was organized on April 25, 2001, under the laws of the State of Nevada. The Company operates as a holding Company for subsidiary acquisitions.

      Security Bancorp Inc. (Hereinafter referred to as SBI) was organized on August 3, 1992, in Alberta, Canada and was inactive until January 5, 1999 when it changed its name to Security Bancorp Inc. and began operations under the trademark name of Ca$h Station.

      SBI is headquartered in Calgary, Canada and is in the business to supply, install, maintain and manage Automated Teller Machines (ATM'S), Point of Sale Terminals and other Electronic Funds Transfer devices and to provide transaction processing services for these devices. The ATM'S are placed on the premises of property owners and businesses for the purpose and convenience of dispensing cash and other services to the public.

      In July 2001, the Board of Directors of both companies approved a share exchange agreement whereby the Company issued 14,000,000 shares of common stock for 100% of the stock of SBI. This transaction has the effect of what is commonly referred to as a "reverse acquisition" in that the Company is the legal acquirer, however, SBI is the accounting acquirer.

      In connection with the legal form of this transaction, SBI will become a wholly-owned subsidiary of the Company. For accounting purposes, the acquisition will be treated as a recapitalization rather than a business combination.

      Principles of Consolidation

      The consolidated financial statements include the accounts of Moneyflow Systems International Inc. and its wholly-owned subsidiary, Security Bancorp Inc.

      All material inter-company accounts and transactions have been eliminated.

      Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Inventories

      Inventories are valued at the lower of cost or market. Cost is determined as follows:

            ATM'S - actual cost for the machine purchased
            Parts and supplies - first-in, first-out method

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2001

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Property and Equipment

      Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

      Security Bancorp Inc. depreciates its property and equipment as follows:

            Financial statement reporting - straight line method over three to ten years.
            Tax reporting - accelerated method at 20% of book value.

      Accounting Estimates

      Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

      Income Taxes

      Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Net Income Per Share

      The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net earnings per share are excluded.

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2001

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Disclosure about Fair Value of Financial Instruments

      The Company estimates that the fair value of all financial instruments at July 31, 2001, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

      Long-Lived Assets

      Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on the Company's results of operations, cash flows or financial position.

      Foreign Currency Translation

      The financial statements of SBI are measured using the Canadian dollar as the functional currency. Assets, liabilities and equity accounts of SBI are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in consolidated net income. The financial statements are presented in United States of America dollars.

NOTE 2 INVENTORIES

      Inventories are comprised of the following:

      ATM'S                                                        $29,918
      Parts and supplies                                            21,460
                                                                   -------

                                                                   $51,378
                                                                   =======

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2001

NOTE 3 PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

          ATM equipment                                           $140,729
          Furniture and fixtures                                     8,848
          Computer equipment                                        10,194
          Telephone equipment                                        2,077
                                                                  --------
                                                                   161,848

          Less accumulated depreciation                             18,435
                                                                  --------

               Total property and equipment                       $143,413
                                                                  ========

      Depreciation expense for the nine months ended July 31, 2001 was $11,250.

NOTE 4 INCOME TAXES

      Income taxes payable for the nine months ended July 31, 2001 consist of the following:

      United States of America
         Current                                                   $ 8,055

      Canadian
         Current                                                    16,143
         Deferred (property related)                                 7,190
                                                                   -------

          Total                                                    $31,388
                                                                   =======

      The provision for income taxes for the nine months ended July 31, 2001 is as follows:

      Current                                                      $19,576
      Deferred                                                       7,190
                                                                   -------

        Total                                                      $26,766
                                                                   =======

      The income tax provisions differ from the amount computed by applying the United States of America and Canadian statutory rates to income before income taxes. A reconciliation to the statutory income tax rate is as follows:

      Statuary income tax                                          $19,576
      Accelerated depreciation                                       7,190
                                                                   -------

        Provision for income tax                                   $26,766
                                                                   =======

       See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2001

NOTE 5 OPERATING LEASE

      On June 7, 1999, SBI leased its office facilities for a thirteen month period that expired on July 31, 2000. The lease required monthly rentals of $653 ($1,000 Canadian dollars) plus taxes and operating cost. The lease was extended to July 31, 2002 with monthly rentals of $900 ($1,330 Canadian dollars) plus taxes and operating costs.

      Future minimum lease payments excluding taxes and expenses are as follows:

      July 31, 2002                                                $10,800
                                                                   =======

      Rent expense for the nine months ended July 31, 2001 was $8,781.

NOTE 6 ADVERTISING

      Security Bancorp Inc. expenses all advertising as incurred. For the nine months ended July 31, 2001 SBI charged to operations $10,200 in advertising costs.

NOTE 7 INTEREST

      Security Bancorp Inc. incurred interest expense for the nine months ended July 31, 2001 of $6,718.

NOTE 8 CONCENTRATION OF RISK

      Purchases

      Concentration of risk exists because SBI purchases its ATM'S from two main suppliers as follows:

      Supplier A                                                  $231,584

      Supplier B                                                   132,651

      Sales

      SBI had sales of $337,900 to one customer.

      Cash

      SBI has $310,675 deposited in one Canadian banking institution. Only $60,000 of the balance is insured by Canadian governmental agencies.

NOTE 9 CONSULTING AGREEMENTS

      On July 2001, the Company entered into two twelve month consulting agreements. The Company agreed to issue 4,000,000 of its common stock as payment for the services. As of July 31, 2001, the Company issued 2,000,000 shares of stock for the services and has recorded a liability of $20,000 toward the future issuance of the second 2,000,000 shares.

           See Accompanying Notes and Independent Accountants' Review Report.

               MONEYFLOW SYSTEMS INTERNATIONAL INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2001

NOTE 10 UNAUDITED FINANCIAL INFORMATION

           The accompanying financial information as of July 31, 2001 is unaudited. In managements opinion, such information includes all normal recurring entries necessary to make the financial information not misleading.

       See Accompanying Notes and Independent Accountants' Review Report.